iNTELLICOM

Airborne Radio Link Testing

20170801_m01v01.0_Achievements.doc

Objectives:

Develop and flight test an air-air and an air-ground radio data link. The test was to be developed and performed within a 4 month period. This was to be an initial proof of concept activity prior to development of an operational broadband system.

Engineering Analysis and Development:

Activities included the following:

- Flight test scenarios development
- Identify and select transmission frequency band
- Link budgets, propagation analysis
- Identify readily available equipment including antenna, power amplifier, low noise amplifier, modems, and data test equipment.
- Obtain experimental FCC license, coordinate with shared users
- Prepare block and level diagrams
- Size, weight, and power budgets
- Support for airborne mechanical and electrical installation



iNTELLICOM Technologies, Inc.

15682 Beltaire Ln, San Diego CA 92127

Tel: (858) 486-1115, www.itccom.net

iNTELLICOM

Lab Integrate and Test:
Tested and test equipment was gathered in Intellicom's Chandler, Az lab. The system components were tested individually, and then integrated as a complete system. The system was debugged and end to end tests were performed. Lab activities included the following:

- Antenna/horn pattern testing
- Transmission performance through aircraft window measured
- High Power Amplifier (HPA) management, gain, power, and spectral regrowth were measured
- Low Noise Amplifier (LNA) gain and power measured
- Modem power management, power output, spectral occupancy, Ethernet IP performance measured
- Develop IP packet performance test environment

Lab Achievements:

- Modem lock at 10.71 Mbps
- Simulated Air-Air link – duplex data transfer at 1024 kbps
- Simulated Air-Ground - Skype phone call using 1024 kbps duplex link



iNTELLICOM Technologies, Inc.
15682 Beltaire Ln, San Diego CA 92127
Tel: (858) 486-1115, www.itccom.net

Roswell Ground Testing on 757 Aircraft

Tested and test equipment was installed on two retired 757 aircraft along with a simulated ground station. The system was debugged and end to end tests were performed. Test activities included the following:

- Transmit and receive signal power measurements made
- Simulated Air-Air and Air-Ground links were tested using Ethernet IP traffic testers.
- The environment was similar to the planned tests on 767 aircraft. Links were tested through the aircraft windows.
- Aircraft were positioned about 200 ft. apart. This provided a second opportunity to test and debug the tested system with all but the intended link losses of a flight test.

Roswell Ground Testing Achievements

- Simulated Air-Ground data transfer at 1024 kbps
- Simulated Air-Air data transfer at 1024 kbps



iNTELLICOM Technologies, Inc.
15682 Beltaire Ln, San Diego CA 92127
Tel: (858) 486-1115, www.itccom.net

Roswell Testing on 767 Aircraft

Tested and test equipment was installed on two 767 aircraft. A ground station was installed near the air field where connection to the internet was possible. The flight environment would fully test the equipment with link losses and propagation degradation. Testing with the 767 aircraft was limited to less than 24 hours. Activities included the following:

- Aircraft transferred from FAA commercial to experimental operation
- Remove selected seats in aircraft and install equipment rack
- Provide aircraft power to the equipment rack
- Install and debug flight test equipment
- Perform aircraft interoperability tests
- Transmit and receive signal power measurements made
- Simulated Air-Ground links were tested and debugged on the ground using Ethernet IP traffic testers.
- Flight testing with one aircraft (A2) for Air-Ground testing
- Flight testing with two aircraft (A2) for Air-Ground testing
- Aircraft were flown in a 10 mile diameter circle around Roswell airport and our test ground station.
- All test and tested equipment was removed from the aircraft and the aircraft was returned to FAA commercial operation.
- Due to the short time period, limited flight time, and limitations of readily available equipment, data rates above 1024 kbps were not possible.

Roswell Testing on 767 Aircraft Achievements

- On the ground, simulated Air-Ground data transfer at 1024 kbps
- On the ground, simulated Air-Ground Skype phone call made
- In Flight Air to Ground modem lock at 1024 kbps
- In Flight Air to Air modem lock at 1024 kbps
- In Flight Ground to Air modem lock at 200 kbps (limited due to weak link/receiver)



Summary of Achievements

A proof of concept system was developed and flight tested on two 767 commercial aircraft. The system was built from readily available equipment, integrated, and flight tested within only 4 months. Testing demonstrated the feasibility of a combined broadband Air-Air and Air-Ground system.

The test system provided insight for the team that will shape the development of a broadband commercial combined broadband Air-Air and Air-Ground system.

Future Activities

Development of an air-air Ethernet radio link capable of up to 240 nmi range and up to 200 Mbps has begun. Our system analysis has shown this link is feasible. A survey of current suppliers shows that technologies are available to support such a system. Aircraft traffic simulations and ground based range testing will support development. The system would necessitate high gain directional antennas, antenna pointing and tracking, high performance burst modems, aircraft link establishment, handoff, and management, network IP packet routing.

Paul Moller
PMoller@ITCcom.net

Jesse Hindemith
JHindemith@ITCcom.net

iNTELLICOM Technologies, Inc.
15682 Beltaire Ln, San Diego CA 92127
Tel: (858) 486-1115, www.itccom.net